UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 30, 2009

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-33021	57-1126200
(Commission File Number)	(IRS Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina	29650
(Address of principal executive offices)	(Zip Code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2009, Greer Bancshares Incorporated (the “Company”) entered into a Letter Agreement, including the “Securities Purchase Agreement-Standard Terms” incorporated by reference therein (the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury”), whereby the Treasury purchased certain preferred securities of the Company as a part of the Capital Purchase Program established by the Treasury under the Emergency Economic Stabilization Act of 2008 (“EESA”). Specifically, the Company issued and sold to the Treasury (i) 9,993 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series 2009-SP, having a liquidation preference of $1,000 per share (the “Series SP Preferred Stock”) and (ii) a Warrant to purchase 500.005 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series 2009-WP, having a liquidation preference of $1,000 per share (the “Series WP Preferred Stock”), at an initial price of $0.01 per share (the “Warrant”), all for an aggregate purchase price of $9,993,000 in cash. The Warrant was exercised by the Treasury immediately on January 30, 2009 pursuant to a cashless exercise, and 500 shares of Series WP Preferred Stock were issued to the Treasury and the Warrant was cancelled. The Warrant is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Both the Series SP Preferred Stock and the Series WP Preferred Stock will be accounted for as components of Tier 1 capital. As a result, the Company, which is currently rated as “adequately capitalized” under regulatory capital guidelines, now qualifies as “well capitalized.”

The Series SP Preferred Stock pays cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter, but will be paid only if, as, and when declared by the Company’s Board of Directors. The Series SP Preferred Stock has no maturity date and ranks senior to the Company’s common stock with respect to the payment of dividends and distributions and amounts payable upon the liquidation and dissolution and the winding up of the Company. The Series SP Preferred Stock is generally non-voting. The descriptions of the Series SP Preferred Stock and the Series WP Preferred Stock contained herein are summaries and are qualified by reference to the full text of the Articles of Amendment attached hereto as Exhibit 3.1 (the “Articles of Amendment”), and the Certificates for the shares of such series attached hereto respectively as Exhibits 4.2 and 4.3, all of which are incorporated herein by reference.

The Company may redeem the Series SP Preferred Stock at par after February 15, 2012. Prior to this date, the Company may redeem the Series SP Preferred Stock at par only if (i) the Company has raised aggregate gross proceeds in one or more “Qualified Equity Offerings” (as defined in the Articles of Amendment and set forth below) in excess of $2,498,250 and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings. Any redemption of the Series SP Preferred Stock is subject to the consent of the Board of Governors of the Federal Reserve System.

The terms of the Series WP Preferred Stock are substantially identical to those of the Series SP Preferred Stock. Differences include the payment under the Series WP Preferred Stock of cumulative dividends at a rate of 9% per year, and such stock may not be redeemed while shares of the Series SP Preferred Stock are outstanding.

The Articles of Amendment define a “Qualified Equity Offering” to mean the sale and issuance for cash by the Company, to persons other than the Company or any Company subsidiary after the closing, of shares of perpetual preferred stock, common stock, or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Company at the time of issuance under the applicable risk-based guidelines of the Company’s federal banking agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans, which were publicly announced, on or prior to November 17, 2008).

The Series SP Preferred Stock, the Warrant and the Series WP Preferred Stock were issued in a private placement transaction exempt from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), and the regulations promulgated thereunder, pursuant to Section 4(2) of the

Securities Act. The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale. The Company has agreed to register the Series SP Preferred Stock, the Warrant and the Series WP Preferred Stock under the Securities Act upon the request of the Treasury pursuant to the terms of the Purchase Agreement.

Prior to January 30, 2012, unless the Company has redeemed the Series SP Preferred Stock and the Series WP Preferred Stock or the Treasury has transferred the Series SP Preferred Stock and Series WP Preferred Stock to a third party, the consent of the Treasury will be required for the Company to declare or pay any dividend (other than regular quarterly cash dividends of not more than the amount of the last quarterly cash dividend per share declared or, if lower, announced to its holders of common stock an intention to declare, on the Company’s common stock prior to November 17, 2008) or make any distribution on our common stock. Subsequent to January 30, 2012 and prior to January 30, 2019, the foregoing restrictions will likewise be effective, except that generally the Company would be limited to a common stock dividend at a rate not in excess of 103% of the aggregate per share dividends for the immediately prior fiscal year. Prior to January 30, 2019, unless the Company has redeemed the Series SP Preferred Stock and the Series WP Preferred Stock or the Treasury has transferred all of such stock to a third party, the consent of the Treasury will be required for us to redeem, purchase or acquire any shares of our common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

Additionally, under the Articles of Amendment, the Company’s ability to declare or pay dividends or purchase its common stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare or pay (or set aside for payment) all dividends payable on the Series SP Preferred Stock and the Series WP Preferred Stock.

Under the term of the Purchase Agreement, the Company became subject to the executive compensation and corporate governance requirements of Section 111(b) of the EESA as implemented by any guidance or regulation under Section 111(b) of the EESA that has been issued and is in effect as of the issuance of the Series SP Preferred Stock and the Warrant. Accordingly, until such time as the Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company is required to take all necessary action to insure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the EESA, and agree not to adopt any benefit plans with respect to, or which cover, its senior executive officers that do not comply with the EESA. Pursuant to these requirements, the Company’s senior executive officers – consisting of Kenneth M. Harper, President and Chief Executive Officer; J. Richard Medlock, Chief Financial Officer; and Victor K. Grout, Executive Vice President of Greer State Bank, the Company’s banking subsidiary – executed a Senior Executive Officer Waiver (attached hereto as Exhibit 10.1 and incorporated herein by reference) whereby such senior executive officers waived any claims against the United States or their employer for any changes to their capital compensation or benefits that are required to comply with applicable regulations issued by the Treasury with respect to the TARP Capital Purchase Program. In addition, such executives entered into an Amendment to Compensation Agreements for Senior Officers of Greer Bancshares Incorporated (filed as Exhibit 10.2 and incorporated herein by reference) whereby each executive voluntarily released the Company from any and all obligations to pay compensation prohibited by Section 111 of the EESA or any related regulations.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure contained under Item 1.01 to this Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure contained under Item 1.01 to this Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure contained under Item 1.01 to this Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2009, the Company filed with the Secretary of State of South Carolina Articles of Amendment to the Company’s Articles of Incorporation establishing the terms of the Series SP Preferred Stock and the Series WP Preferred Stock. The Articles of Amendment are filed as Exhibit 3.1 hereto.

The disclosure contained under Item 1.01 to this Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished as part of this report:

Exhibit Number	Description
Exhibit 3.1	Articles of Amendment of Greer Bancshares Incorporated (the “Company”), filed with the South Carolina Secretary of State on January 29, 2009, containing Certificates of Designations creating: (i) the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series 2009-SP, and (ii) the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series 2009-WP.

Exhibit 4.1	Warrant to Purchase Preferred Stock of the Company dated January 30, 2009.

Exhibit 4.2	Form of certificate for the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series 2009-SP.

Exhibit 4.3	Form of Certificate for the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series 2009-WP.

Exhibit 10.1	Form of Senior Executive Officer Waiver to the United States Department of the Treasury from Kenneth M. Harper, J. Richard Medlock and Victor K. Grout, respectively.

Exhibit 10.2	Form of Amendment to Compensation Agreements for Senior Executive Officers of Greer Bancshares Incorporated between the Company and Kenneth M. Harper, J. Richard Medlock and Victor K. Grout, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREER BANCSHARES INCORPORATED

By:	/s/ Kenneth M. Harper
Name:	Kenneth M. Harper
Title:	President and Chief Executive Officer

Dated: February 3, 2009

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3.1	Articles of Amendment of Greer Bancshares Incorporated (the “Company”), filed with the South Carolina Secretary of State on January 29, 2009, containing Certificates of Designations creating: (i) the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series 2009-SP, and (ii) the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series 2009-WP.

Exhibit 4.1	Warrant to Purchase Preferred Stock of the Company dated January 30, 2009.

Exhibit 4.2	Form of certificate for the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series 2009-SP.

Exhibit 4.3	Form of Certificate for the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series 2009-WP.

Exhibit 10.1	Form of Senior Executive Officer Waiver to the United States Department of the Treasury from Kenneth M. Harper, J. Richard Medlock and Victor K. Grout, respectively.

Exhibit 10.2	Form of Amendment to Compensation Agreements for Senior Executive Officers of Greer Bancshares Incorporated between the Company and Kenneth M. Harper, J. Richard Medlock and Victor K. Grout, respectively.